Exhibit 99.1

Avalon GloboCare Partners with Pounds Transformation Clinics to Unveil the KetoAir BrAce 4 Impact Challenge Series

KetoAir Now In Stock at All Three Pounds Transformation Clinics in Connecticut

FREEHOLD, N.J., April 1, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products, today announced that it has partnered with Pounds Transformation Clinics, led by Dr. Charles Cavo, a member of the Zero to Keto Affiliate Marketing Program, to launch the “BrAce 4 Impact Challenge Series.” This new collaboration has already debuted its inaugural challenge in conjunction with Pounds Transformation’s 4-week Diet Challenge, incorporating KetoAir™ breathalyzer devices as a motivational tool. KetoAir™ devices are now available on consignment at all three Pounds Transformation locations in West Hartford Center, Southington, and Glastonbury, Connecticut.

Following the successful conclusion of the 4-week BrAce 4 Impact Challenge Pilot on March 18, 2025, Pounds Transformation is kicking off the first official BrAce 4 Impact Challenge starting April 1, 2025. “I saw a patient today from the BrAce 4 Impact Challenge pilot who is doing extremely well,” said Dr. Charles Cavo. “She uses the KetoAir™ three times a day and has never experienced this level of weight loss before. Her BrAce readings remain around 12ppm, and she’s never felt better. The KetoAir™ keeps her ‘honest’ and on track. With the level of results our patients are achieving with the help of the KetoAir™, it is our intent to begin new BrAce 4 Impact Challenges every six weeks,” added Dr. Cavo. To further support participants, Pounds Transformation has assigned a dedicated coach as the daily point of contact throughout the Challenge Series.

Pounds Transformation is a Connecticut-based health and wellness clinic focused on long-term weight management. Their programs address the root causes of weight gain through evidence-based interventions, ongoing support, and regular monitoring of key health markers.

KetoAir™ is a handheld breathalyzer, specifically engineered for ketogenic health management (United States FDA registration number: 3026284320). KetoAir™ measures an individual’s breath acetone concentration (BrAce), a ketone body that rises as fat oxidation increases. By leveraging the nano-sensor-based technology, the KetoAir™ breathalyzer is designed to assess the ketosis status of its individual user and is accessible on both the Apple App Store and Google Play Store.

“We are very pleased with the expansion of our partnership with Pounds Transformation clinics,” said David Jin, M.D., Ph.D., CEO of Avalon GloboCare. “It’s rewarding to see the KetoAir™ device have such a positive impact on their patient programs, supporting real-time, personalized insights that empower individuals on their wellness journey. This partnership highlights our shared commitment to delivering innovative, accessible tools that improve health outcomes and encourage long-term lifestyle changes.”

“Integrating the KetoAir™ Breathalyzer into our programs allows our patients to track their ketone levels in real time, helping them stay motivated and engaged in their daily routines,” said Dr. Charles Cavo, Co-founder of Pounds Transformation. “Many of our patients have struggled with weight loss for years. KetoAir™ provides immediate feedback that helps validate their progress, reinforce positive behavior, and improve accountability. It’s become a valuable tool in helping our patients understand their bodies and take control of their health in a sustainable way.”

To learn more or purchase your own KetoAir™ device, visit www.ketoair.us.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. In addition, the company owns and operates commercial real estate. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir™ and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com